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As filed with the Securities and Exchange Commission on December 10, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHARMACOPEIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	CN 5350 Princeton, New Jersey 08543-5350 (Address of principal executive offices) (Zip Code)	33-0557266 (I.R.S. Employer Identification No.)

PHARMACOPEIA, INC. 1994 INCENTIVE STOCK PLAN
(Full Title of the Plan)

Joseph A. Mollica, Ph.D.
Chairman of the Board, President and Chief Executive Officer
Pharmacopeia, Inc.
CN 5350
Princeton, New Jersey 08543-5350
(name and address of agent for service)

(609) 452-3600
(Telephone number, including area code, of agent for service)

COPY TO:
James J. Marino, Esq.
Dechert
Princeton Pike Corporate Center
997 Lenox Drive, Building 3, Suite 210
Lawrenceville, New Jersey 08648
(609) 620-3200

CALCULATION OF REGISTRATION FEE CHART

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common Stock, par value $0.0001 per share	947,056 shares	$9.44(1)	$8,940,208.60(1)	$822.50

Common Stock, par value $0.0001 per share	52,944 shares	$9.50(2)	$502,968.00(2)	$46.27

Totals	1,000,000 shares		$9,443,176.60	$868.77

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, on the basis of $9.44 per share, the average high and low prices of Common Stock par value $0.0001 per share ("Common Stock") of Pharmacopeia, Inc. as reported on the Nasdaq National Market on December 4, 2002.

(2)
The registration fee for the shares of Common Stock to be issued pursuant to outstanding options already granted under the Pharmacopeia, Inc. 1994 Incentive Stock Plan (the "Plan") was calculated in accordance with Rule 457(h) of the Securities Act, based upon the weighted average price per share of $9.50 at which the options may be exercised.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Pharmacopeia, Inc. 1994 Incentive Stock Plan (the "Plan"). A registration statement on Form S-8, file number 33-80341 (the "Prior Registration Statement") was filed in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8.  Exhibits.

        The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Document
5.1	Opinion of Dechert as to the legality of Common Stock of the Registrant.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
24.2	Powers of Attorney (included herein as part of signature page).

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton, State of New Jersey, on this 10th day of December, 2002.

PHARMACOPEIA, INC.

/s/ JOSEPH A. MOLLICA
By:	Joseph A. Mollica, Ph.D. Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Mollica and John J. Hanlon, jointly and severally as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ JOSEPH A. MOLLICA, PH.D. Joseph A. Mollica, Ph.D.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	12/10/02
/s/ JOHN J. HANLON John J. Hanlon	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	12/10/02
/s/ FRANK BALDINO, JR., PH.D. Frank Baldino, Jr., Ph.D.	Director	12/10/02
/s/ PAUL A. BARTLETT, PH.D. Paul A. Bartlett, Ph.D.	Director	12/10/02
/s/ GARY E. COSTLEY, PH.D. Gary E. Costley, Ph.D.	Director	12/10/02
/s/ JAMES J. MARINO James J. Marino	Director	12/10/02
/s/ CHARLES A. SANDERS, M.D. Charles A. Sanders, M.D.	Director	12/10/02
/s/ RICARDO B. LEVY, PH.D. Ricardo B. Levy, Ph.D.	Director	12/10/02

EXHIBIT INDEX

Exhibit No.	Document
5.1	Opinion of Dechert as to the legality of Common Stock of the Registrant.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
24.1	Powers of Attorney (included as part of signature page).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX